Exhibit 1.01

Advanced Micro Devices, Inc.

Conflict Minerals Report

For the Reporting Period from January 1 to December 31, 2014

This Conflict Minerals Report for Advanced Micro Devices, Inc. covers the reporting period from January 1 to December 31, 2014 and has been prepared in accordance with Rule 13p-1 (the “Conflict Minerals Rule”) under the Securities Exchange Act of 1934, as amended.

Introduction

The Democratic Republic of the Congo (the “DRC”) and its adjoining countries (i.e., those countries that share an internationally recognized border with the DRC) have extensive deposits of certain minerals, including tantalum, tin, tungsten and gold. These minerals are referred to as “conflict minerals” in the Conflict Minerals Rule and are commonly used in the manufacturing of many consumer products. The Conflict Minerals Rule imposes disclosure and reporting requirements on U.S. Securities and Exchange Commission (“SEC”) registrants, like us, that manufacture, or contract to manufacture, products that contain conflict minerals that are necessary to the functionality or production of those products.

References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries, “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten, and “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.

Background of our Conflict Minerals Program

AMD has actively engaged with our customers and suppliers for several years with respect to the use of conflict minerals. Our actions stem from our responsible and inclusive culture and longstanding leadership in corporate responsibility.

Industry Leadership. We have led industry efforts to address conflict minerals; an AMD employee serves as a board member and is Chairman emeritus of the Electronic Industry Citizenship Coalition (“EICC”) and serves as member of the EICC’s Steering Committee. Additionally, AMD is an active contributor to the Conflict-Free Sourcing Initiative (“CFSI”), an initiative organized by the EICC and the Global e-Sustainability Initiative. Our leadership and contributions have helped the CFSI develop standards and tools that benefit all companies working to break the link between minerals trade and conflict.

Multi-Stakeholder Engagement. AMD was a founder and an AMD employee served as co-chair (with the Enough Project and Responsible Sourcing Network) of the Multi-Stakeholder Group (the “MSG”). The MSG is a coalition of socially responsible non-profit groups, investors and companies. By working with stakeholder groups with different perspectives on this issue, the MSG was able to forge consensus positions on the emerging legislative and regulatory policy. The MSG drafted several letters to the SEC to assist with the development of the proposed and final Conflict Minerals Rule. In addition, AMD testified at a roundtable on the proposed Conflict Minerals Rule in October 2011.

We are also a founding member of the Public Private Alliance for Responsible Minerals Trade, which provides funding and coordination support to organizations working within the DRC region to develop verifiable conflict-free supply chains, align chain-of-custody programs and practices, encourage responsible sourcing from the DRC region, promote transparency and bolster in-region civil society and governmental capacity.

Transparency. A hallmark of our corporate responsibility program and our leadership on conflict minerals is transparency. In addition to the efforts described under “Due Diligence—Publicly Report on our Supply Chain Due Diligence,” below, we have also provided briefings for socially responsible investors on conflict minerals and our transparency on this matter and considered their feedback.

Background of our Business and Products

We are a global semiconductor company with facilities worldwide. Within the global semiconductor industry, we offer primarily:

(i)	x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit, chipsets, discrete graphics processing units and professional graphics; and

(ii)	server and embedded processors, semi-custom System-on-Chip products and technology for game consoles.

For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014, filed with the SEC. This Conflict Minerals Report covers all of our products.

Due Diligence

Design of our Due Diligence Framework

We designed our due diligence measures to conform, in all material respects, to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework established following due-process procedures, including the broad distribution of the framework for public comment, and is consistent with the criteria standards in the Government Auditing Standards established by the Comptroller General of the United States.

The design of our due diligence measures encompasses (i) establishing internal management systems, (ii) identifying and assessing risks in our supply chain, (iii) designing and implementing a response to identified risks, (iv) independent third-party audits of smelter or refiner due diligence practices, and (v) publicly reporting on our supply chain due diligence.

Description of our Due Diligence Measures

Establishing Internal Management Systems. We have established an internal AMD conflict minerals team that is responsible for the development of and oversees our conflict minerals policy, due diligence and internal management systems to implement our conflict minerals policy. Our conflict minerals policy is available at www.amd.com/conflictminerals. Our conflict minerals team is headed by our Corporate Vice President, Global Supply Management, and includes representatives from our global supply management, integrated supply chain, public affairs, information technology, law and finance departments.

To gain transparency and information on the conflict minerals in our supply chain, we asked each of our direct suppliers who contributed materials or manufacturing services that directly impacted or became a part of our products, such as wafer suppliers and outsourced assembly and test (OSAT) service providers (collectively, our “Direct Suppliers”), to provide us with information regarding conflict minerals in their respective supply chains. To collect this information, we requested that our Direct Suppliers use the CFSI Conflict Minerals Reporting Template (the “CMRT”), which is a standardized information collection tool. The CMRT allowed us to obtain information from our Direct Suppliers that was important for our due diligence efforts, including the conflict minerals contained in the Direct Supplier’s products and the names of smelters or refiners in the Direct Supplier’s own supply chain. We elected to use the CMRT because it is a commonly used tool that facilitated efficient data gathering and aggregation.

To identify smelters or refiners that potentially processed the conflict minerals contained in our products, we compared the list of smelters or refiners identified by our Direct Suppliers to CFSI’s Conflict Free Smelter Program standard smelter name list (“CSFI Conflict Free Smelter Program List”). We also used the London Bullion Metal Association’s Good Delivery List (the “LBMA List”) for gold refiners. Gold refiners must comply with the requirements of the LBMA Responsible Gold Guidance in order to remain on the LBMA List.

As described in “Designing and Implementing a Response to Identified Risks,” below, we have engaged with our Direct Suppliers by communicating our expectations regarding their due diligence and information reporting efforts in order to improve the information reporting process. In addition, we have been an active contributor to the CFSI.

We have established open lines of communication that serve as grievance mechanisms to provide employees, suppliers and others outside of AMD to report violations of our policies or other concerns. Suppliers and others outside of AMD may contact our conflict minerals team to communicate with us, including to report grievances, via a dedicated email address that is published in our conflict minerals policy and in other communications with our Direct Suppliers. We have also actively participated in the CFSI, which serves as an early warning system by sharing information with participants regarding supply chain risks relating to conflict minerals. In addition, our employees may anonymously report suspected violations using AMD’s AlertLine, available 24 hours a day, seven days a week. AMD’s AlertLine is staffed by non-AMD personnel, who share any information reported with our Corporate Compliance Committee.

Identifying and Assessing Risks in our Supply Chain. To identify and assess risks in our supply chain relating to conflict minerals, we reviewed and aggregated the information contained in the CMRTs received from our Direct Suppliers. We used a conflict minerals software tool to collect and consolidate information received from our Direct Suppliers to minimize errors attributable to manual data entry.

The primary risk that we identified with respect to conflict minerals related to the accuracy and completeness of information contained in the CMRTs that we received from our Direct Suppliers. We received CMRTs with data entry errors, such as missing information and information that appeared inaccurate based on the CSFI Conflict Free Smelter Program List and the LMBA List. In addition, there were smelters or refiners identified by our Direct Suppliers that were not listed on the CSFI Conflict Free Smelter Program List. To address these errors, we made further inquiries of Direct Suppliers that we identified as having provided us a CMRT with data entry errors.

Designing and Implementing a Response to Identified Risks. Our conflict minerals team held regular meetings to review, among other things, our conflict minerals program, any potential or actual risks identified during due diligence and the status of CMRTs received from our Direct Suppliers.

As described in “Identifying and Assessing Risks in our Supply Chain,” above, the primary risk that we identified with respect to conflict minerals related to the accuracy and completeness of information contained in the CMRTs that we received from our Direct Suppliers.

Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices. We did not directly conduct audits of any smelters or refiners in our supply chain. Instead, we relied on third-party audits of smelters or refiners conducted as part of the CFSI Conflict-Free Smelter Program and the LBMA’s Responsible Gold Programme. These third-party audits allowed us to assess whether the smelters or refiners that have been identified by our Direct Suppliers have been reported by the CFSI Conflict-Free Smelter Program as being compliant with its assessment protocols and/or by the LBMA as being compliant with the LBMA’s Responsible Gold Programme (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources). We worked with industry peers, through the CFSI, to encourage smelters or refiners to participate in third-party audits that use the CFSI Conflict-Free Smelter Program assessment protocols.

Publicly Report on our Supply Chain Due Diligence. We have published our conflict minerals policy and our annual corporate responsibility report on the Corporate Responsibility pages of our Web site at http://www.amd.com/en-us/who-we-are/corporate-responsibility. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2014, which includes this Conflict Minerals Report, has been filed with the SEC and has been made available on the Investor Relations pages of our Web site at www.amd.com or ir.amd.com.

Steps Taken to Mitigate Risk since December 31, 2014

Supply chain due diligence is a dynamic, ongoing process that requires sustained efforts and risk monitoring. Since December 31, 2014, we have taken, and we intend to continue to take, steps to mitigate the risk that conflict minerals in our products benefit armed groups. These efforts have included improvements to our due diligence measures described under “Due Diligence,” above, including continued efforts to strengthen our internal management systems and engagement with Direct Suppliers. We intend to remain an active contributor to the CFSI and to work with industry peers, through the CFSI, to encourage smelters and refiners to participate in third-party audits that use the CFSI Conflict-Free Smelter Program assessment protocols.

Results of Due Diligence

To determine the mine or location of origin of the conflict minerals in our products, we relied on the CFSI Conflict Free Sourcing Initiative’s Reasonable Country of Origin Inquiry Data (the “CFSI RCOI Data”). The CFSI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported by the CFSI Conflict-Free Smelter Program as being compliant with their assessment protocols (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources). Based on the CFSI RCOI Data and the smelters or refiners identified by our Direct Suppliers (listed in the tables below), as of May 1, 2015, the countries of origin of the conflict minerals in our products may include:

•

Level 1 countries – countries of origin that are not identified as conflict regions or plausible countries for the export, smuggling or transit of conflict minerals, namely, Argentina, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic,

Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungry, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Lao People’s Democratic Republic, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Plurinational State of Bolivia, Portugal, Republic of Korea, Russian Federation, Sierra Leone, Singapore, Slovakia, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom of Great Britain, United States of America, Vietnam and Zimbabwe.

•	Level 2 countries – countries of origin that are known or plausible countries for the export, smuggling or transit of conflict minerals, namely, Kenya, Mozambique and South Africa.

•	Level 3 countries – countries of origin that are the DRC or its adjoining countries, namely, the DRC, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

•	Recycled/Scrap – smelters or refiners that only process recycled or scrap materials.

All of the smelters or refiners identified by our Direct Suppliers that were, based on the CSFI RCOI Data, sourcing conflict minerals from the DRC or its adjoining countries (i.e., Level 3 countries) were reported by the CFSI Conflict-Free Smelter Program as being compliant with their assessment protocols (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources).

The information that we received from a majority of our Direct Suppliers was at their company-wide level. Thus, the smelters or refiners identified by our Direct Suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our Direct Suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the conflict minerals necessary to the functionality or production of our products during 2014. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during 2014, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the CFSI, the LBMA and the information that we receive from our Direct Suppliers may yield inaccurate or incomplete information. For example, the information received from our Direct Suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

The table below lists, as of May 15, 2015, the smelters or refiners identified by our Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2014 and that have been reported by the CSFI Conflict-Free Smelter Program as being compliant with its assessment protocols and/or by the LBMA Responsible Gold Programme as being compliant with its requirements (i.e., demonstrated with reasonable confidence that the smelter or refiner processes minerals originating from conflict-free sources).

Table 1: CFSI Conflict-Free Smelter Program and/or LBMA Responsible Gold Programme Compliant Smelters and Refiners

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.

The table below lists, as of May 15, 2015, the smelters or refiners identified by Direct Suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2014 and that have been validated by the CFSI Conflict-Free Smelter Program as a legitimate smelter or refiner, but that have not been reported as compliant with the CFSI Conflict-Free Smelter Program assessment protocols (i.e., the CFSI Conflict-Free Smelter Program has not reported whether the smelter or refiner processes conflict minerals that directly or indirectly finance or benefit armed group in the DRC or an adjoining country).

Table 2: CSFI Conflict-Free Smelter Program Validated Smelters and Refiners

Conflict Mineral(1)	Smelter or Refiner Name(1)	Smelter or Refiner Location(1)
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

(1)	Information is based on the CMRTs received from our Direct Suppliers. See “Due Diligence,” above, for more information.

No Incorporation By Reference

Information contained on AMD’s Web site is not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, the Form SD accompanying this Conflict Minerals Report or any other SEC filings made by us.